EXHIBIT 99.1
PRESS RELEASE

CABOT MICROELECTRONICS CORPORATION REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2019

•	Record Revenue of $265.4 Million, $122.4 Million or 85.6% Higher Than Last Year; Adjusted Pro Forma Revenue Increased $6.0 Million or 2.3%[1]

•	Net Income of $27.1 Million, $2.6 Million or 8.7% Lower Than Last Year; Adjusted Pro Forma Net Income of $45.8 Million, $5.1 Million or 12.7% Higher Than Last Year[1]

•	Diluted Earnings Per Share of $0.92, $0.22 or 19.3% Lower Than Last Year; Adjusted Pro Forma Diluted Earnings Per Share of $1.55, $0.17 or 12.3% Higher Than Last Year[1]

•	Adjusted Pro Forma EBITDA of $85.5 Million, $11.5 Million or 15.5% Higher Than Last Year[1]

AURORA, IL, May 8, 2019 – Cabot Microelectronics Corporation (Nasdaq: CCMP), a leading global supplier of consumable materials to semiconductor manufacturers and pipeline operators, today reported financial results for its second quarter of fiscal 2019, which ended March 31, 2019.

Key Quarter Highlights
During the second fiscal quarter, the company delivered total revenue of $265.4 million, 2.3% higher than the adjusted pro forma revenue in the same quarter last year. The growth was driven by CMP pads, electronic chemicals and pipeline performance products.  Adjusted pro forma gross margin, which excludes acquisition-related amortization and inventory write-up, was 46.3%, and adjusted pro forma EBITDA was $85.5 million or 32.2% of revenue in the quarter. Cash flow from operations was $39.8 million.  The company ended the quarter with $192.3 million in cash on hand and total debt of $1,000.6 million.

“Despite softer semiconductor industry demand conditions, we are proud of our results this quarter, which represent a new record level of revenue for the company, driven primarily by the acquisition of KMG,” said David Li, President and CEO of Cabot Microelectronics.  “Looking ahead, we are encouraged by our near-term sales trends, which indicate a stabilization in demand for our products in the fiscal third quarter. We remain excited about the long-term growth opportunities for the company as we support our global customers with our enabling, best-in-class solutions.”
1 Adjusted pro forma results, including adjusted pro forma gross margin, adjusted pro forma net income, adjusted pro forma EBITDA and adjusted pro forma diluted EPS, are considered as non-GAAP financial measures by the U.S. Securities and Exchange Commission (SEC).  These adjusted pro forma results are presented as if the KMG acquisition had been consummated on October 1, 2017 and exclude the impact of non-recurring acquisition and integration related costs, acquisition related amortization expenses, and the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”). See “Use of Certain GAAP and Non-GAAP Adjusted Pro Forma Financial Information” below for more information about these measures.  In addition, reconciliations of these non-GAAP measures to their most comparable GAAP measures and reconciliations of pro forma financial information to adjusted pro forma financial information are included in the financial statements portion of this press release.

Key Financial Information for Second Quarter of Fiscal 2019
•
Revenue was $265.4 million, which is $122.4 million, or 85.6% higher than the revenue reported in the same quarter last year. Adjusted pro forma revenue was $6.0 million, or 2.3%, higher compared to the same quarter last year.  Year-over-year results benefited from revenue growth in CMP pads, electronic chemicals and pipeline performance products.  CMP slurries revenue declined due to a difficult industry environment that led to reduced demand for the company’s products, primarily from memory and foundry customers.

•
Net income for the quarter was $27.1 million, which is $2.6 million, or 8.7% lower than the net income reported in the same quarter last year.  Excluding the impact of acquisition and integration-related expenses, adjusted pro forma net income was $45.8 million, which is $5.1 million, or 12.7%, higher than the prior year.

•
Diluted EPS was $0.92 this quarter, which is $0.22, or 19.3% lower than in the second quarter of fiscal 2018.  Adjusted pro forma EPS was $1.55, which is $0.17, or 12.3%, higher than the same quarter last year.

•
Adjusted pro forma EBITDA was $85.5 million, which is $11.5 million, or 15.5% higher than in the prior year.  Adjusted pro forma EBITDA margin for the quarter was 32.2%, compared to 28.5% in the same quarter last year.

Segment Results for Second Quarter of Fiscal 2019
Electronic Materials – Revenue was $212.8 million, which is $2.0 million, or 1.0%, higher than pro forma revenue in the same quarter last year.  CMP pads delivered another quarter of strong revenue, which was 14.2% higher than in the same quarter last year. Electronic chemicals revenue increased 5.2% over the prior year’s quarter, driven by higher demand for products for advanced logic applications.  CMP slurries revenue declined 4.2% due primarily to softer industry conditions that resulted in lower demand for the company’s products from memory and foundry customers.  Electronic Materials segment adjusted EBITDA was $74.9 million, or 35.2% of revenue.

Performance Materials – Revenue was $52.5 million for the quarter, which is $3.9 million, or 8.1% higher than pro forma revenue in the prior year’s quarter.  The increase was driven by higher revenue in the company’s pipeline performance products.  Performance Materials segment adjusted EBITDA was $22.7 million, or 43.1% of revenue.

Guidance Update
For the third quarter of fiscal 2019, the company currently expects total revenue to be approximately flat to up low single digits on a percentage basis compared to the company’s revenue for the second quarter of fiscal 2019. Electronic Materials revenue is expected to be approximately flat sequentially, and Performance Materials revenue is expected to be up mid-single digits sequentially, on a percentage basis.

Due to the company’s performance to date and uncertainty in industry conditions for the second half of fiscal 2019, the company has lowered the upper limit of its previously stated full year adjusted EBITDA range, and currently expects full fiscal year 2019 adjusted EBITDA to be between $325 million and $345 million. Due to recent debt prepayment, fiscal 2019 interest expense is now expected to be between $45 million and $47 million. Additional current expectations are provided on slide 9 in the related slide presentation.

RELATED SLIDE PRESENTATION
A slide presentation related to this press release will be available at ir.cabotcmp.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL
Cabot Microelectronics Corporation’s quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, May 9.  The conference call will be available via live webcast and replay from the company’s website, www.cabotcmp.com, or by phone at (844) 825-4410.  Callers outside the U.S. may dial (973) 638-3236. The conference code for the call is 5465817.  A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline operators.  The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers.  Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators.  The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges.  The company has approximately 1,900 employees globally.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Director of Investor Relations, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED PRO FORMA FINANCIAL INFORMATION
The company presented the following measures considered as non-GAAP by the SEC: adjusted pro forma EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted pro forma EBITDA margin, adjusted pro forma net income and adjusted pro forma diluted earnings per share. These adjusted pro forma results are presented as if the KMG acquisition had been consummated on October 1, 2017 and exclude the impact of non-recurring acquisition and integration related costs, acquisition related amortization expenses, and the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”).  The non-GAAP adjusted pro forma financial information provided in this press release is a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP.  These non-GAAP adjusted pro forma financial measures are provided to enhance the investor's understanding about the company's ongoing operations.  Specifically, the company believes the impact of the tax act, KMG acquisition and integration-related expenses and acquisition related amortization expenses are not indicative of its core operating results, and thus presents these certain metrics excluding these effects.  The presentation of non-GAAP adjusted pro forma financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP.   Reconciliations of non-GAAP measures to their most comparable GAAP measures and reconciliations of pro forma financial information to adjusted pro forma financial information are included in the financial statements portion of this press release.
The company has not quantitatively reconciled its guidance for adjusted EBITDA to its most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact this measure have not occurred, are out of the company’s control, or cannot be reasonably predicted.  Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort.  Please note that the unavailable reconciling items could significantly impact the company’s results.
Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industry and markets in which the Company participates; the acquisition of, investment in, or collaboration with other entities, including the Company’s acquisition of KMG Chemicals, Inc. (“KMG”), and the expected benefits and synergies of such acquisition; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the Company's customers; competitive landscape; the Company's supply chain; natural disasters; various economic or political factors and international or national events, including related to the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental laws and regulations; the operation of facilities by Cabot Microelectronics; the Company's management; foreign exchange fluctuation; the Company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the United States (“tax act”); cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the Company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the Company, based on a variety of factors. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2018.  Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.
                                                                                                         Contact:
                                                                                                         Colleen Mumford
                                                                                                         Director of Investor Relations
                                                                                                         Cabot Microelectronics Corporation
                                                                                                         (630) 499-2600

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	March 31, 2018

Revenue	$265,391	$221,778	$142,978	$487,169	$282,957

Cost of sales	150,571	122,445	67,933	273,016	133,898

Gross profit	114,820	99,333	75,045	214,153	149,059

Operating expenses:

Research, development & technical	12,778	14,040	13,368	26,818	25,519

Selling, general & administrative	50,328	61,128	24,589	111,456	49,340

Total operating expenses	63,106	75,168	37,957	138,274	74,859

Operating income	51,714	24,165	37,088	75,879	74,200

Interest expense	13,331	6,890	1,158	20,221	2,290

Interest income	568	1,019	1,156	1,587	2,107

Other income (expense), net	(1,014)	(1,411)	(94)	(2,425)	(373)

Income before income taxes	37,937	16,883	36,992	54,820	73,644

Provision for income taxes	10,800	3,440	7,255	14,240	46,990

Net income	$27,137	$13,443	$29,737	$40,580	$26,654

Basic earnings per share	$0.94	$0.50	$1.16	$1.45	$1.05

Weighted average basic shares outstanding	28,998	27,157	25,593	28,066	25,474

Diluted earnings per share	$0.92	$0.48	$1.14	$1.42	$1.02

Weighted average diluted shares outstanding	29,479	27,762	26,161	28,607	26,076

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	March 31, 2019	September 30, 2018
ASSETS:

Current assets:
Cash and cash equivalents	$192,260	$352,921
Accounts receivable, net	131,880	75,886
Inventories, net	147,324	71,926
Other current assets	30,551	22,048
Total current assets	502,015	522,781

Property, plant and equipment, net	263,556	111,403
Other long-term assets	1,571,517	146,789
Total assets	$2,337,088	$780,973

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$47,330	$18,171
Current portion of long-term debt	13,313	-
Accrued expenses, income taxes payable and other current liabilities	86,913	82,983
Total current liabilities	147,556	101,154

Long-term debt, net of current portion	987,276	-
Other long-term liabilities	176,389	13,127
Total liabilities	1,311,221	114,281

Stockholders' equity	1,025,867	666,692
Total liabilities and stockholders' equity	$2,337,088	$780,973

CABOT MICROELECTRONICS CORPORATION
Reconciliation of GAAP Net income to Non-GAAP Adjusted EBITDA
(Unaudited and amounts in thousands, except per share and percentage amounts)

	Quarter Ended		Six Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018

Net income	$27,137	$29,737	$40,580	$26,654
Interest expense	13,331	1,158	20,221	2,290
Interest income	(568)	(1,156)	(1,587)	(2,107)
Income taxes	10,800	7,255	14,240	46,990
Depreciation & amortization	27,348	6,638	43,889	13,138
EBITDA*	$78,048	$43,632	$117,343	$86,965
Acquisition and integration-related expenses	2,904	-	30,198	-
Charge for fair value write-up of acquired inventory sold	4,566	-	14,827	-
Adjusted EBITDA**	$85,518	$43,632	$162,368	$86,965
Adjusted EBITDA margin	32.2%	30.5%	33.3%	30.7%

* EBITDA represents earnings before interest, taxes, depreciation and amortization.
** Adjusted EBITDA is calculated by excluding items from EBITDA that are believed to be infrequent or not indicative of the company's continuing operating performance.

SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Financial Information is presented to illustrate the estimated effects of the company’s acquisition of KMG (the “Acquisition”), which was consummated on November 15, 2018 (the “Acquisition Date”), based on the historical results of operations of Cabot Microelectronics and KMG. The following Unaudited Pro Forma Condensed Combined Statements of Income for the three and six month periods ended March 31, 2019 and March 31, 2018 are based on the historical financial statements of Cabot Microelectronics and KMG after giving effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Statements of Income.
The historical Cabot Microelectronics Consolidated Statements of Income for the three and six months ended March 31, 2019 and March 31, 2018 were derived from the consolidated financial statements included in this press release. The historical KMG Consolidated Statements of Income for the six months ended March 31, 2019, as well as the historical KMG Consolidated Statements of Income for the three and six months ended March 31, 2018 includes information derived from KMG’s books and records. Prior to the Acquisition, KMG was on a July 31st fiscal year end reporting cycle. These pro forma financials include actual KMG’s pre-acquisition results with the months aligned to Cabot Microelectronics’ fiscal periods, and therefore, they do not align with consolidated financial statements included in KMG’s Quarterly Reports on Form 10-Q.
The Unaudited Pro Forma Condensed Combined Statements of Income are presented as if the Acquisition had been consummated on October 1, 2017, the first business day of our 2018 fiscal year, and combine the historical results of Cabot Microelectronics and KMG, which is consistent with internal management reporting, after primarily giving effect to the following assumptions and adjustments:
• Application of the acquisition method of accounting;
• Elimination of transaction costs incurred in connection with the Acquisition;
• Adjustments to reflect the new financing arrangements entered into and legacy financing arrangements retired in connection with the Acquisition;
• The exchange of 0.2000 share(s) of Cabot Microelectronics common stock for each share of KMG common stock; and
• Conformance of accounting policies.
The Unaudited Pro Forma Condensed Combined Financial Information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. We utilized estimated fair values at the Acquisition Date to allocate the total consideration exchanged to the net tangible and intangible assets acquired and liabilities assumed. This allocation was initially completed as of November 15, 2018.  The allocation may be adjusted for up to one-year post closing.
The Unaudited Pro Forma Condensed Combined financial information has been prepared in accordance with SEC Regulation S-X Article 11 and is not necessarily indicative of the results of operations that would have been realized had the transactions been completed as of the dates indicated, nor are they meant to be indicative of our anticipated combined future results. In addition, the accompanying Unaudited Pro Forma Condensed Combined Statements of Income do not reflect any additional anticipated synergies, operating efficiencies, cost savings, or any integration costs that may result from the Acquisition.
 The historical consolidated financial information has been adjusted in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable and (3) are expected to have a continuing impact on the results of operations of the combined company. As a result, under SEC Regulation S-X Article 11, certain non-recurring expenses such as deal costs and compensation expenses related to severance or accelerated stock compensation and certain recurring historical KMG expenses related to depreciation, amortization, financing costs and costs of sales have been adjusted as if the Acquisition had occurred on October 1, 2017. Certain non-cash costs related to the fair value step-up of inventory are eliminated from pro forma results in the periods presented.
The Unaudited Pro Forma Condensed Combined Financial Information, including the related notes included herein, should be read in conjunction with Cabot Microelectronics’ Current Report on Form 8-K/A filed on January 30, 2019 and the historical consolidated financial statements and related notes of Cabot Microelectronics and KMG, which are available to the public at the SEC’s website at www.sec.gov.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three and Six Months Ended March 31, 2019 and March 31, 2018
(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018

Revenue	$265,391	$259,372	$549,147	$512,105
Cost of sales	145,995	147,727	301,223	290,645
Gross profit	119,396	111,645	247,924	221,460
Operating expenses:
Research, development and technical	12,778	13,368	26,818	25,519
Selling, general and administrative expenses	53,653	50,584	110,116	100,969
Total operating expenses	66,431	63,952	136,934	126,488
Operating income	52,965	47,693	110,990	94,972
Interest expense	13,409	14,651	26,852	29,293
Interest income	568	1,157	1,638	2,110
Other income (expense), net	(1,014)	(688)	(2,683)	(1,286)
Income before income taxes	39,110	33,511	83,093	66,503
Provision for income taxes	11,054	5,562	15,406	31,522
Net income	$28,056	$27,949	$67,687	$34,981

Basic earnings per share	$0.97	$0.97	$2.34	$1.22

Weighted average basic shares outstanding	28,998	28,830	28,884	28,711

Diluted earnings per share	$0.95	$0.95	$2.30	$1.19

Weighted average diluted shares outstanding	29,479	29,398	29,425	29,313

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 31, 2019
(in thousands, except per share data)

	Cabot Microelectronics
	Three Months Ended March 31, 2019	Pro Forma Adjustments (1)	Pro Forma Combined

Revenue	$265,391	$-	$265,391
Cost of sales	150,571	(4,576)	145,995
Gross profit	114,820	4,576	119,396
Operating expenses:
Research, development and technical	12,778	-	12,778
Selling, general and administrative expenses	50,328	3,325	53,653
Total operating expenses	63,106	3,325	66,431
Operating income	51,714	1,251	52,965
Interest expense	13,331	78	13,409
Interest income	568	-	568
Other income (expense), net	(1,014)	-	(1,014)
Income before income taxes	37,937	1,173	39,110
Provision for income taxes	10,800	254	11,054
Net income	$27,137	919	$28,056

Basic earnings per share	$0.94		$0.97

Weighted average basic shares outstanding	28,998		28,998

Diluted earnings per share	$0.92		$0.95

Weighted average diluted shares outstanding	29,479		29,479

[1] Pro forma adjustments are related to non-recurring items directly attributable to the transaction as well as recurring differences related to depreciation, amortization or financing costs that were included as if the companies were combined as of October 1, 2017.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Six Months Ended March 31, 2019
(in thousands, except per share data)

	Cabot Microelectronics (1)	KMG Chemicals (2)
	Six Months Ended March 31, 2019	October 1, 2018 to November 14, 2018	Presentation Reclassification (3)	Pro Forma Adjustments (4)	Pro Forma Combined

Revenue	$487,169	$61,978	$-	$-	$549,147
Cost of sales	273,016	36,534	4,741	(13,068)	301,223
Gross profit	214,153	25,444	(4,741)	13,068	247,924
Operating expenses:
Distribution expenses	-	4,741	(4,741)	-	-
Research, development and technical	26,818	-	-	-	26,818
Selling, general and administrative expenses	111,456	40,504	-	(41,844)	110,116
Amortization of intangibles	-	1,943	-	(1,943)	-
Total operating expenses	138,274	47,188	(4,741)	(43,787)	136,934
Operating income	75,879	(21,744)	-	56,855	110,990
Interest expense	20,221	8,537	-	(1,906)	26,852
Interest income	1,587	51	-	-	1,638
Derivative fair value gain	-	567	-	(567)	-
Other income (expense), net	(2,425)	(258)	-	-	(2,683)
Income before income taxes	54,820	(29,921)	-	58,194	83,093
Provision for income taxes (benefit)	14,240	(5,522)	-	6,688	15,406
Net income	$40,580	$(24,399)	$-	$51,506	$67,687

Basic earnings per share	$1.45				$2.34

Weighted average basic shares outstanding	28,066				28,884

Diluted earnings per share	$1.42				$2.30

Weighted average diluted shares outstanding	28,607				29,425

[1] Includes heritage Cabot Microelectronics from October 1, 2018 to March 31, 2019 and heritage KMG from November 15, 2018 to March 31, 2019. On November 15, 2018 the Acquisition was completed and actual combined company results are included.

[2] Heritage KMG results that occurred prior to the Acquisition on November 15, 2018
[3] Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot Microelectronics’ accounting policies.
[4] Certain pro forma adjustments related to depreciation, amortization, financing costs and costs of sales have been made for the October 1, 2018 to March 31, 2019 period assuming that the Acquisition occurred on October 1, 2017. Additionally, nonrecurring pro forma adjustments have been made for deal costs, compensation expenses related to severance or accelerated stock compensation, and the fair value step-up of inventory directly attributable throughout the six month period.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 31, 2018
(in thousands, except per share data)

	Cabot Microelectronics	KMG Chemicals
	Three Months Ended March 31, 2018	Three Months Ended March 31, 2018	Presentation Reclassification (1)	Pro Forma Adjustments (2)	Pro Forma Combined

Revenue	$142,978	$116,394	$-	$-	$259,372
Cost of sales	67,933	67,496	8,932	3,366	147,727
Gross profit	75,045	48,898	(8,932)	(2,950)	111,645
Operating expenses:
Distribution expenses	-	8,932	(8,932)	-	-
Research, development and technical	13,368	-	-	-	13,368
Selling, general and administrative expenses	24,589	14,660	-	11,375	50,584
Amortization of intangibles	-	3,870	-	(3,870)	-
Total operating expenses	37,957	27,422	(8,932)	7,505	63,952
Operating income	37,088	21,476	-	(10,871)	47,693
Interest expense	1,158	4,236	-	9,257	14,651
Interest income	1,156	1	-	-	1,157
Loss on the extinguishment of debt	-	1,984	-	(1,984)	-
Derivative fair value gain	-	3,024	-	(3024)	-
Other income (expense), net	(94)	(594)	-	-	(688)
Income before income taxes	36,992	17,687	-	(21,168)	33,511
Provision for income taxes (benefit)	7,255	3,264	-	(4,957)	(5,562)
Net income	$29,737	$14,423	$-	$(16,211)	$27,949

Basic earnings per share	$1.16	$0.93			$0.97

Weighted average basic shares outstanding	25,593	15,495			28,830

Diluted earnings per share	$1.14	$0.91			$0.95

Weighted average diluted shares outstanding	26,161	15,903			29,398

[1] Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot Microelectronics’ accounting policies.
[2] Pro forma adjustments are related to non-recurring items directly attributable to the transaction as well as recurring differences related to depreciation, amortization or financing costs that were included as if the companies were combined as of October 1, 2017.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended March 31, 2018
(in thousands, except per share data)

	Cabot Microelectronics	KMG Chemicals
	Six Months Ended March 31, 2018	Six Months Ended March 31, 2018	Presentation Reclassification (1)	Pro Forma Adjustments (2)	Pro Forma Combined

Revenue	$282,957	$229,148	$-	$-	$512,105
Cost of sales	133,898	132,218	17,675	6,854	290,645
Gross profit	149,059	96,930	(17,675)	(6,854)	221,460
Operating expenses:
Distribution expenses	-	17,675	(17,675)	-	-
Research, development and technical	25,519	-	-	-	25,519
Selling, general and administrative expenses	49,340	28,780	-	22,849	100,969
Amortization of intangibles	-	6,972	-	(6,972)	-
Total operating expenses	74,859	53,427	(17,675)	15,877	126,488
Operating income	74,200	43,503	-	(22,731)	94,972
Interest expense	2,290	10,537	-	16,466	29,293
Interest income	2,107	3	-	-	2,110
Loss on the extinguishment of debt	-	6,309	-	(6,309)	-
Derivative fair value gain	-	3,882	-	(3,882)	-
Other income (expense), net	(373)	(913)	-	-	(1,286)
Income before income taxes	73,644	29,629	-	(36,770)	66,503
Provision for income taxes (benefit)	46,990	(6,858)	-	(8,610)	31,522
Net income	$26,654	$36,487	$-	$(28,160)	$34,981

Basic earnings per share	$1.05	$2.62			$1.22

Weighted average basic shares outstanding	25,474	13,923			28,711

Diluted earnings per share	$1.02	$2.55			$1.19

Weighted average diluted shares outstanding	26,076	14,285			29,313

[1] Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot Microelectronics’ accounting policies.
[2]  Pro forma adjustments are related to non-recurring items directly attributable to the transaction as well as recurring differences related to depreciation, amortization or financing costs that were included as if the companies were combined as of October 1, 2017.

CABOT MICROELECTRONICS CORPORATION
Summary of Pro Forma Adjustments
(in thousands, except per share data)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Six Months Ended March 31, 2019	Six Months Ended March 31, 2018

Impact to cost of sales:
Depreciation and amortization, net(a)	(10)	3,366	1,759	6,854
Inventory step-up(b)	(4,566)	-	(14,827)	-
Impact to cost of sales	$(4,576)	$3,366	$(13,068)	$6,854

Impact to operating expense:
Depreciation and amortization step up(a)	5,469	13,268	17,582	26,564
Compensation expense(c)	(935)	(1,893)	(36,640)	(3,715)
Deal costs(d)	(1,209)	-	(22,786)	-
Historical KMG amortization in other operating expenses removal(a)	-	(3,870)	(1,943)	(6,972)
Impact to operating expense	$3,325	$7,505	$(43,787)	$15,877

Impact to other expense:
Loss on the extinguishment of debt(e)	-	1,984	-	(6,309)
Derivative fair value gain(e)	-	(3,024)	(567)	3,882
Impact to other expense	$-	$(1,040)	$(567)	$(2,427)

Impact to interest, net:
Interest expense(f)	78	9,257	(1,906)	16,466
Interest income(f)	-	-	-	-
Impact to interest	$78	$9,257	$(1,906)	$16,466

Adjustments included in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income are as follows:
(a) Depreciation and amortization expense are adjusted by removing depreciation and amortization associated with legacy KMG assets and assigning a pro forma expense based on the fair value of the assets on the date of the Acquisition. Depreciation costs are allocated to costs of sales and selling, general and administrative expenses based on historical KMG allocations. Amortization costs are allocated to costs of sales or selling, general and administrative expense based on the use of the asset, where applicable.
(b) Cost of sales is impacted by increased inventory balance caused by the non-cash impact of the step up to fair value of the inventory. The incremental costs of sales driven by the inventory step-up during the period have been removed.
(c) Directly attributable and non-recurring compensation expense related to the fair value remeasurement of certain equity awards, non-recurring retention expenses and stock award vesting directly attributable to the Acquisition are removed for pro forma purposes. All historical KMG stock-based compensation is removed and the proper vesting schedule for on-going service added as a pro forma adjustment.
(d) The elimination of non-recurring deal costs incurred in connection with the Acquisition.
(e) As a result of the Acquisition, there were non-recurring costs incurred by KMG as a result of retiring old debt. The costs associated with retiring the old debt facility and other financial instruments are removed for pro forma purposes. These instruments were retired as a result of the Acquisition and are not included in the pro forma results, which are presented as if the Acquisition had occurred on October 1, 2017.
(f) Changes in interest expense as a result of financing associated with the Acquisition. The adjustments remove legacy KMG interest costs, including unused revolver fees and adds the costs associated with the new financing facilities as if the Acquisition occurred on October 1, 2017.
We calculated the income tax effect of the pro forma adjustments using a 21.6% and 23.4% tax rate, which represent the weighted average statutory tax rate for six-month period ended March 31, 2019 and year-ended September 30, 2018, respectively.
Additionally, for the 2018 periods presented, we calculated the unaudited pro forma weighted average number of basic shares outstanding by adding the Cabot Microelectronics weighted average number of basic shares outstanding from the share amounts disclosed in the historical Quarterly Report on Form 10-Q to the amount of shares issued in connection with the Acquisition, as if the shares were held for the entire period.
We calculated the unaudited pro forma weighted average number of diluted shares outstanding by adding the number of shares issued in the Acquisition to the amount disclosed in the historical Cabot Microelectronics Quarterly Report on Form 10-Q.
The basic and diluted EPS calculation takes pro forma net income divided by the applicable number of shares outstanding.

Cabot Microelectronics Corporation
Reconciliation of Pro Forma and Non-GAAP Adjusted Pro Forma Information

The company reports its financial results in accordance with U.S. GAAP.  However, management believes that certain non-GAAP financial measures that reflect the way that management evaluates the business may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis.  We refer to these measures “Adjusted Pro Forma”, which begin with Pro Forma results that are prepared in accordance with SEC Regulation S-X Article 11 and are included above.  These results are then adjusted for the following additional items:

	Removal of amortization of acquisition related intangibles, since management believes that these costs are not indicative of the company’s core operating performance.

Removes the difference between reported GAAP interest expense and Article 11 pro forma interest expense, which is prepared as if the acquisition occurred on October 1, 2017.  This adjustment is made for periods when Cabot Microelectronics owned KMG for the full reporting period.

	Removal of integration expenses, as they are non-recurring in nature.
	Adjustment for U.S. Tax Reform, which represents a significant non-recurring item affecting comparability among periods.
Reconciliations for these items are provided in the tables below.

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Pro Forma Condensed Combined
Statement of Income to Non-GAAP Adjust Pro Forma Condensed
Combined Statement of Income
For the Three Months Ended March 31, 2019
(in thousands, except per share data)

		Non-GAAP Adjustments
	Pro Forma	Amortization of Acquisition Related Intangibles	Interest Expenses Adjustment		Integration Expenses		Adjusted Pro forma

Revenue	$265,391	$-		$-		$-	$265,391
Cost of Sales	145,995	(3,470)		-		-	142,526
Gross Profit	119,396	3,470		-		-	122,866
Gross Profit, % of Revenue	45.0%	1.6%		0.0%		0.0%	46.3%

Operating Expenses
Research, development and technical	12,778	-		-		-	12,778
Selling, general and administrative	53,653	(18,947)		-		(760)	33,947
Total Operating Expenses	66,431	(18,947)		-		(760)	46,725

Operating Income	52,965	22,416		-		760	76,141

Interest Expense	13,409	-		(78)		-	13,331
Interest Income	568	-		-		-	568
Other Income (Expense), net	(1,014)	-		-		-	(1,014)
Income before income taxes	39,110	22,416		78		760	62,364

Provision for income taxes	11,054	5,337		19		182	16,591
Net Income	$28,056	$17,079		$59		$578	$45,773

Diluted Earnings per share	$0.95	0.58				0.02	1.55
Weighted Average Diluted Shares Outstanding	29,479	29,479		29,479		29,479	29,479

Depreciation & amortization	$32,807	$(22,416)	$		$		$10,391
EBITDA	$84,758	$-		$-		$760	$85,518
EBITDA Margin	31.9%						32.2%

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Pro Forma Condensed Combined
Statement of Income to Non-GAAP Adjust Pro Forma Condensed
Combined Statement of Income
For the Six Months Ended March 31, 2019
(in thousands, except per share data)

		Non-GAAP Adjustments
	Pro Forma	Amortization of Acquisition Related Intangibles	Interest Expenses Adjustment	Integration Expenses	Adjusted Pro forma

Revenue	$549,147	$-	$-	$-	$549,147
Cost of Sales	301,223	(6,940)	-	-	294,283
Gross Profit	247,924	6,940	-	-	254,864
Gross Profit, % of Revenue	45.1%	3.1%	0.0%	0.0%	46.4%

Operating Expenses
Research, development and technical	26,818	-	-	-	26,818
Selling, general and administrative	110,116	(37,894)	(2,091)	-	70,131
Total Operating Expenses	136,934	(37,894)	(2,091)	-	96,949

Operating Income	110,990	44,834	2,091	-	157,915

Interest Expense	26,852	-	-	-	26,852
Interest Income	1,638	-	-	-	1,638
Other Income (Expense), net	(2,683)	-	-	-	(2,683)
Income before income taxes	83,093	44,834	2,091	-	130,018

Provision for income taxes	15,406	10,673	502	259	26,840
Net Income	$67,687	$34,161	$1,589	$(259)	$103,178

Diluted Earnings per share	$2.30	1.16	0.05	(0.01)	3.51
Weighted Average Diluted Shares Outstanding	29,425	29,425	29,425	29,425	29,425

Depreciation & amortization	$65,035	$(44,834)	$-	$-	$20,201
EBITDA	$173,342	$-	$2,091	$-	$175,433
EBITDA Margin	31.6%	-	-	-	31.9%

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Pro Forma Condensed Combined
Statement of Income to Non-GAAP Adjust Pro Forma Condensed
Combined Statement of Income
For the Three Months Ended March 31, 2018
(in thousands, except per share data)

			Non-GAAP Adjustments
	Pro Forma		Amortization of Acquisition Related Intangibles	U.S. Tax Reform	Adjusted Pro forma

Revenue		$259,372	$-	$-		$259,372
Cost of Sales		147,727	(3,469)	-		144,258
Gross Profit		111,645	3,469	-		115,114
Gross Profit, % of Revenue		43.0%	1.6%	0.0%		44.4%

Operating Expenses
Research, development and technical		13,368	-	-		13,368
Selling, general and administrative		50,584	(13,453)	-		37,131
Total Operating Expenses		63,952	(13,453)	-		50,499

Operating Income		47,693	16,922	-		64,615

Interest Expense		14,651	-	-		14,651
Interest Income		1,157	-	-		1,157
Other Income (Expense), net		(688)	-	-		(688)
Income before income taxes		33,511	16,922	-		50,433

Provision for income taxes		5,562	4,029	212		9,803
Net Income		$27,949	$12,893	$(212)		$40,630

Diluted Earnings per share		$0.95	0.44	(0.01)		1.38
Weighted Average Diluted Shares Outstanding		29,398	29,398	29,398		29,398

Depreciation & amortization		$27,032	$(16,922)	$-		$10,110
EBITDA	$	$ 74,037	$-	$-	$	$ 74,037
EBITDA Margin		28.5%	-	-		28.5%

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Pro Forma Condensed Combined
Statement of Income to Non-GAAP Adjust Pro Forma Condensed
Combined Statement of Income
For the Six Months Ended March 31, 2018
(in thousands, except per share data)

		Non-GAAP Adjustments
	Pro Forma	Amortization of Acquisition Related Intangibles	U.S. Tax Reform	Adjusted Pro forma

Revenue	$512,105	$-	$-	$512,105
Cost of Sales	290,645	(6,866)	-	283,779
Gross Profit	221,460	6,866	-	228,326
Gross Profit, % of Revenue	43.2%	3.1%	0.0%	44.6%

Operating Expenses
Research, development and technical	25,519	-	-	25,519
Selling, general and administrative	100,969	(26,905)	-	74,064
Total Operating Expenses	126,488	(26,905)	-	99,583

Operating Income	94,972	33,771	-	128,743

Interest Expense	29,293	-	-	29,293
Interest Income	2,110	-	-	2,110
Other Income (Expense), net	(1,286)	-	-	(1,286)
Income before income taxes	66,503	33,771	-	100,274

Provision for income taxes	31,522	8,040	(20,766)	18,796
Net Income	$34,981	$25,731	$20,766	$81,479

Diluted Earnings per share	$1.19	0.88	0.71	2.78
Weighted Average Diluted Shares Outstanding	29,313	29,313	29,313	29,313

Depreciation & amortization	$53,925	$(33,771)	$-	$20,154
EBITDA	$147,611	$-	$-	$147,611
EBITDA Margin	28.8%	-	-	28.8%